CONSULTING CONTRACT

      This employment agreement ("Agreement") is made and entered into by and between

 Michael Moore(Digital Mechanics)   and   Anonymous Data Corporation
("Independent Contractor").                      (Company"),


WHEREAS,   Company  desires  to  employ  Independent  Contractor   as   its
CONSULTANT, and

WHEREAS, Independent Contractor is willing to accept such employment by Company on the terms and subject to the conditions set forth in this Agreement.


NOW THEREFORE, IT IS AGREED AS FOLLOWS:

1. Duties. During the term of this Agreement, Independent Contractor agrees to be employed by and to serve Company as its CONSULTANT, and Company agrees to employ and retain Independent Contractor in such capacities. Independent Contractor shall devote a portion of his or her business time, energy, and skill to the affairs of the Company as Independent Contractor, and shall report to the Company as appropriate and Independent Contractor shall at all times during the term of this Agreement have powers and duties at least commensurate with his position as CONSULTANT to the Company.

2. Term of Employment. The Initial Term of this employment agreement shall be from 01 May 1998 to 01 May 1999.

3. Extension of Term. At any time prior to the expiration of the Initial Term, Company and Independent Contractor may by mutual written agreement extend Independent Contractor's employment under the terms of this Agreement for such additional periods as they may agree.

4. Scope of Work. Subject to the terms and conditions hereinafter provided, Anonymous Data Corporation engages the CONSULTANT for the furnishing of services specifically as advisor in the areas of computer services to include hardware and software recommendations and programs and for such other tasks as may be mutually agreed upon in writing between the CONSULTANT and Anonymous Data Corporation.

5. Compensation. As payment for the services to be rendered by Independent Contractor, Company agrees to pay to Independent Contractor compensation at the hourly rate of $45 per hour and a service charge of $20 plus authorized and reasonable expenses in regards to duties assigned by Company to Independent Contractor provided such expenses are approved in advance by Company.

6. Payment Obligations. Company's obligation to pay Independent Contractor the compensation and to make the arrangements provided herein shall be unconditional, and Independent Contractor shall have no obligation whatsoever to mitigate damages hereunder. If litigation shall be brought to enforce or interpret any provision contained herein, Company, to the extent permitted by applicable law and the Company' Articles of Incorporation and Bylaws, hereby indemnifies Independent Contractor for Independent Contractor's reasonable attorneys' fees and disbursements incurred in such litigation.

7. Confidentiality. Independent Contractor agrees that all confidential and proprietary information relating to the business of Company shall be kept and treated as confidential both during and after the term of this Agreement, except as may be permitted in writing by Company's Board of Directors or as such information is within the public domain or comes within the public domain without any breach of this Agreement.

8. Withholdings. All compensation and benefits to Independent Contractor hereunder shall not be reduced by federal, state, local and other withholdings and similar taxes and payments required by applicable law and shall be the responsibility of Independent Contractor (see section 17).

9. Indemnification. In addition to any rights to indemnification to which Independent Contractor is entitled to under the Company's Articles of Incorporation and Bylaws, Company shall indemnify Independent Contractor at all times during and after the term of this Agreement to the maximum extent permitted under applicable Nevada state law, and shall pay Independent Contractor's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted under such applicable state laws.

10.  Notice  of  Termination.   Either the Independent  Contractor  or  the
Company may effect a termination of this Agreement pursuant to thirty- (30) days' written notice to the other party of such termination.

11. Minimum Compensation. There is no guarantee of any minimum amount to be paid under this contract.

12. Expenditure Limitation. For services, travel and living expenses, the total authorized expenditure limitation hereunder is not to exceed $1,000 per calendar year unless prior authorization is obtained in writing from Company.

13. Applicable Law. Any controversy or claim arising out of or relating to this Contract shall be governed by the laws of the State of Nevada. Any litigation under this Contract, if commenced by CONSULTANT, shall be brought in a Court of competent jurisdiction in the State of Nevada. All matters pertaining to this Agreement (including its interpretation, application, validity, performance and breach), shall be governed by, construed and enforced in accordance with the laws of the State of Nevada. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Clark County, State of Nevada. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled. In such event, no action shall be entertained by said court or any court of competent jurisdiction if filed more than one year subsequent to the date the cause(s) of action actually accrued regardless of whether damages were otherwise as of said time calculable.

14.  Assignment.    This Contract is for personal services and shall not be
transferred or assigned by the CONSULTANT without prior written consent of Company.

15.   Confidential  Matters.    The  CONSULTANT  shall  keep  in  strictest
confidence all information relating to this Contract which may be acquired in connection with or as a result of this Contract.

16. Reports.   The CONSULTANT, when directed, shall provide written reports with the respect to the services rendered hereunder.

17. Independent Contractor. Both the Company and the CONSULTANT agree that the CONSULTANT will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, the CONSULTANT shall be responsible for payment of all taxes, including Federal, State and local taxes arising out of the CONSULTANT's activities in accordance with this Agreement, including by way of illustration, without limitation, Federal and State income tax, Social Security tax Unemployment Insurance taxes and any other taxes or business license fees as may be required.

18.   Signatures.    Both the Company and the CONSULTANT agree to the above
Agreement.  Signed this 15th day of May, 1998.



                                CONSULTANT

                          /s/ Michael Moore
                          __________________________
                           Independent Contractor

WITNESSED

/s/Janice Frederick

_______________________



                        Anonymous Data Corporation

                        /s/ James E. Beecham
                        __________________________
                        James E. Beecham-President


WITNESSED

/s/Janice Frederick

_______________________